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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-88535, 33-57849, 33-72186, 33-54026, 33-44485, 33-37470,
33-37469, 33-34728, 33-34519, 33-25639, 33-22147, and 333-58772) pertaining to the 1996 Stock Incentive Plan, the 1983 Incentive Stock Option Plan, the 1983 Supplemental Nonemployee Stock Option Plan, the 1987 Supplemental Stock Option Plan, the 1987 Employee Stock Participation Plan, the 1988 Nonemployee Director Stock Option Plan, the Amended and Restated 1987 Stock Option Plan, and the 1993 Officer and Director Stock Option Plan of Maxim Integrated Products, Inc. of our report dated August 6, 2002, with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) for the year end June 29, 2002.



                                        /s/ ERNST & YOUNG LLP


San Jose, California
September 20, 2002